       COVER

As filed with the Securities and Exchange Commission on July 31,
1995.

                                Registration No. 33-
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                               ____________________

                                    FORM S-8

                               REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                                 LEGG MASON, INC
           (Exact name of registrant as specified in its charter)

          MARYLAND                          52-1200960
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)


           111 South Calvert Street, Baltimore, Maryland 21202
          (Address of Principal Executive Offices)   (Zip Code)


                               LEGG MASON, INC.
                   1988 NON-EMPLOYEE DIRECTOR OPTION PLAN
                          (Full title of the plan)


                      THEODORE S. KAPLAN, ESQUIRE
               Senior Vice President and General Counsel
                            Legg Mason, Inc.
                         111 South Calvert Street
                       Baltimore, Maryland 21202
               (Name and address of agent for service)

                            (410) 539-0000
  (Telephone number, including area code, of agent for service)

                        _______________________

                    CALCULATION OF REGISTRATION FEE


                                  Proposed          Proposed
 Title of          Amount         Maximum            Maximum           Amount of
Securities to      to be       Offering Price   Aggregate Offering  Registration
be Registered    Registered (1)   Per Unit (2)     Price                Fee
Common Stock     125,000 shs.     $27.9375       $3,492,188         $1,204.20
($.10 Par Value)



(1) There is also being registered hereunder such additional number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Director Option Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low prices for the stock on the New York
     Stock Exchange on July 26, 1995.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Legg Mason, Inc. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          (a) Registration Statement on Form S-8 as filed on February 4, 1992, Registration No. 33-45453.

          (b) The Company's Annual Report on Form 10-K for the year ended March 31, 1995, filed on June 29, 1995.

          (c)  The description of the Company's Common Stock,
$.10 par value, contained in Amendment No. 3 to the Company's
Application for Registration on Form 8-A, filed July 17, 1991.

          In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 8.   Exhibits.

          The Exhibits to this Registration Statement are listed in the Exhibit Index on page 5 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 27th day of July, 1995.

                              LEGG MASON, INC.



                              By:/s/ Raymond A. Mason
                              Raymond A. Mason, President



                            POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, John F. Curley, Jr. and Charles A. Bacigalupo, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                    Date


/s/ Raymond A. Mason          President, Chief         July 27, 1995
Raymond A. Mason              Executive Officer,
                              Director (Principal
                              Executive Officer)



[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]


/s/ F. Barry Bilson           Vice President-Finance   July 27, 1995
F. Barry Bilson               (Principal Financial
                              Officer)


/s/ Eileen M. O'Rourke        Controller (Principal    July 27, 1995
Eileen M. O'Rourke            Accounting Officer)



/s/ Harold L. Adams           Director                 July 27, 1995
Harold L. Adams



/s/ Charles A. Bacigalupo     Director                 July 27, 1995
Charles A. Bacigalupo



/s/ James W. Brinkley         Director                 July 27, 1995
James W. Brinkley



/s/ Edmund J. Cashman, Jr.    Director                 July 27, 1995
Edmund J. Cashman, Jr.



/s/ John F. Curley, Jr.       Director                 July 27, 1995
John F. Curley, Jr.



/s/ Harry M. Ford, Jr.        Director                 July 27, 1995
Harry M. Ford, Jr.




/s/ Richard J. Himelfarb      Director                 July 27, 1995
Richard J. Himelfarb



[SIGNATURES CONTINUED]


[SIGNATURES CONTINUED]


/s/ John E. Koerner, III      Director                 July 27, 1995
John E. Koerner, III



/s/ John B. Levert, Jr.       Director                 July 27, 1995
John B. Levert, Jr.



/s/ W. Curtis Livingston      Director                 July 27, 1995
W. Curtis Livingston



/s/ Edward I. O'Brien         Director                 July 27, 1995
Edward I. O'Brien



/s/ Peter F. O'Malley         Director                 July 27, 1995
Peter F. O'Malley



/s/ Nicholas J. St. George    Director                 July 27, 1995
Nicholas J. St. George



/s/ Roger W. Schipke          Director                 July 27, 1995
Roger W. Schipke



/s/ Margaret DeB. Tutwiler    Director                 July 27, 1995
Margaret DeB. Tutwiler



/s/ James E. Ukrop            Director                 July 27, 1995
James E. Ukrop



/s/ William Wirth             Director                 July 27, 1995
William Wirth


                          EXHIBITS INDEX



Regulation S-K           Description of
Exhibit Number              Document

Exhibit 4           Legg Mason, Inc. Amended
                    and Restated 1988 Stock
                    Option Plan for
                    Non-Employee Directors
                    (As Amended 1993)

Exhibit 5           Opinion of Theodore S.
                    Kaplan, Esq., General
                    Counsel of the Registrant

Exhibit 23(a)       Consent of Coopers &
                    Lybrand L.L.P., independent
                    public accountants

Exhibit 23(b)       Consent of Theodore S.
                    Kaplan, Esq. (included
                    in Exhibit 5)

